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                                                                    EXHIBIT 23.5


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
aaiPharma Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of aaiPharma Inc. of our report dated March 1, 2002 with respect to the statements of revenues and direct expenses for the period from January 1, 2001 to August 17, 2001 and for the years ended December 31, 2000 and 1999, of the Multivitamins Product Line of AstraZeneca LP which report appears in the Form 8-K/A of aaiPharma Inc. dated May 22, 2002.

                                                                 KPMG LLP

Philadelphia, Pennsylvania
May 20, 2002